For Immediate Release	Exhibit 99.1
Contact: Bill Davis
Perficient, Inc.
314-995-8822
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2006 RESULTS

Company Reports Record Quarterly Revenues and
Exceeds Consensus Revenue and EPS Estimates;
Achieves $0.08 Diluted GAAP EPS and $0.12 Diluted Cash EPS1

AUSTIN, Texas - August 3, 2006 - Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout the United States, today reported financial results for the quarter ended June 30, 2006.

Financial Highlights
For the second quarter ended June 30, 2006:

▪	Total revenue, including reimbursed expenses, was up 73% to $37.5 million compared to $21.7 million during the second quarter of 2005.
▪	Total services revenue, including reimbursed expenses, was up 72% to $34.9 million compared to $20.3 million during the second quarter of 2005.
▪
GAAP earnings per share on a fully diluted basis were up 14% to $0.08 compared to $0.07 per share during the second quarter of 2005. The impact of non-cash stock compensation on GAAP earnings per share on a fully diluted basis was $0.02 per share and $0.00 per share in the second quarter of 2006 and 2005, respectively.

▪	Cash earnings per share[1] on a fully diluted basis were up 71% to $0.12 compared to $0.07 per share during the second quarter of 2005.
▪
Net income was up 39% to $2.3 million compared to $1.6 million during the second quarter of 2005. Net income included GAAP non-cash stock compensation expense net tax effect of approximately $559,000 and $36,000 in the second quarter of 2006 and 2005, respectively.

▪
EBITDA[2] was up 55% to $4.9 million compared to $3.2 million during the second quarter of 2005. EBITDA[2] included GAAP non-cash stock compensation expense of approximately $745,000 and $59,000 in the second quarter of 2006 and 2005, respectively.

▪
Gross margin for services revenue was 38.9% compared to 36.9% in the second quarter of 2005. Gross profit for services revenue included GAAP non-cash stock compensation expense of approximately $242,000 and $-0- in the second quarter of 2006 and 2005, respectively. Gross Margin for services revenue excluding stock compensation expense was 39.6% compared to 37.2% in the second quarter of 2005.

▪	Gross margin for software revenue was 17.4% compared to 14.0% in the second quarter of 2005.

“Q2 was another record quarter for Perficient, with 12% sequential organic services revenue growth, 73% total services revenue growth over the prior year quarter and strong profitability," said Jack McDonald, Perficient's chairman and chief executive. "We enter Q3 at an annualized revenue run-rate greater than $170 million. We currently expect our strong growth to continue in Q3 and we continue to pursue our stretch goal, subject to finding and executing additional accretive acquisitions, of achieving a revenue run rate of close to $200 million by the end of the year.”

“On a number of key operating metrics - services gross margin, average bill rate and recruiting - we are hitting on all cylinders,” said Jeff Davis, Perficient’s president and chief operating officer. “Services gross margin is approaching 40%, average bill rate increased sequentially and greater than 10% on an annualized basis and, excluding acquisitions, we’ve added a net 75 billable resources through the second quarter. We intend to maintain our aggressive hiring pace to support the accelerating demand we realized in the second quarter for larger and more strategic projects. Our backlog and project pipeline is as sizeable as it has ever been.”

1 Cash earnings per share (CEPS) on a fully diluted basis is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation divided by shares used in computing diluted net income per share.

2 EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies. EBITDA is defined as earnings before interest, taxes, other income, depreciation and amortization, with net income being the most comparable GAAP financial measure.

This is the second quarter that Perficient’s financial results include stock-based compensation expenses from the adoption of the new accounting standard, FAS 123(R). Perficient’s financial results for prior periods have not been restated for FAS 123(R). In addition, Perficient continues to disclose its non-GAAP financial measure of cash earnings per share on a fully diluted basis, which exclude the stock-based compensation expense as well as amortization of acquired intangible assets and the income taxes related to these items.

Other Q2 Highlights:
Among other achievements in Q2, Perficient:

▪	Completed the acquisitions of Bay Street Solutions, Inc., and Insolexen, Corp. - transactions that added substantial CRM and business integration skills to Perficient;

▪
Added new customer relationships and follow-on projects with leading companies including: ABC Supply, ADP, Arizona Public Service, BEA, Bayer, Dean Foods, Federal Express. Finishline, Hershey Foods, Lastar, Mary Maxim, Masterfoods, Nestle, Polycom, Philips, Synovate and many more;

▪	Realized its 13th consecutive quarter of positive net income and earnings per share;

▪	Increased its capacity to fund accretive acquisitions by securing a $52 million credit facility from Silicon Valley Bank and KeyBank National Association;

▪	Was named to the Russell 2000® index;

▪	Was invited to join the Nasdaq Global Select Market - a market designation granted by the NASDAQ Stock Market® to companies ‘meeting the highest initial listing standards in the world’; and

▪
Was ranked on both the 2006 VARBusiness 500 and the 2006 VARBusiness Fast 50 lists, VARBusiness magazine’s annual list of the 500 leading revenue producers and 50 fastest growing technology solution providers in the country.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects its Q3 2006 services and software revenue, including reimbursed expenses, to be in the range of $41.0 million to $43.1 million, comprised of $40.4 million to $42.4 million of revenue from services including reimbursed expenses and $600 thousand to $700 thousand of revenue from sales of software. The guidance range of services revenue including reimbursed expenses would represent services revenue growth of 67% to 75% over the third quarter of 2005. The Company’s Q3 guidance does not include a full quarter of revenues from the $17 million division of Digital Consulting and Software Services, Inc., that Perficient acquired on July 21st, 2006. On a pro forma basis, giving full effect to this acquisition, Perficient’s Q3 guidance range would be $41.9 to $44.0 million.

Conference Call Details
Perficient will host a conference call regarding second quarter financial results today at 4:30 p.m. Eastern.

WHAT: Perficient Second Quarter 2006 Results
WHEN: Thursday, August 3, 2006, at 4:30 p.m. Eastern.
CONFERENCE CALL NUMBERS: 800-638-5439 (domestic) 617-614-3945 (international)
PARTICIPANT PASSCODE: 71441226
REPLAY TIMES: Thursday, Aug 3, 2006, at 6:30 p.m. Eastern, through Wednesday, Aug 9th, 2006
REPLAY NUMBER: 888-286-8010 (domestic) 617-801-6888 (international)
REPLAY PASSCODE:  30552792

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout the United States. Perficient helps clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs. Perficient is a member of the Russell 2000® index and is traded on the Nasdaq Global Select MarketSM, a market for public companies that meet the highest listing standards in the world. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft Gold Certified Partner, a Documentum Select Services Team Partner and an Oracle-Siebel partner. For more information about Perficient, which employs more than 925 professionals, please visit www.perficient.com.

# # #

Safe Harbor Statement
This news release contains forward-looking statements that are subject to risk and uncertainties. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this press release. These risks and uncertainties include, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company's growth, credit risks associated with the company's accounts receivable, the company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the company’s ability to identify, compete for and complete strategic acquisition and partnership opportunities, and other risks detailed from time to time in the company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA and Cash Earnings Per Share (“CEPS”) on a fully diluted basis, which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA and CEPS to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the users’ overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. These non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income from operations and net income and a reconciliation of net income to adjusted net income for CEPS are included in the unaudited consolidated statements of operations attached to this release.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
	(unaudited)		(unaudited)
Revenue
Services	$19,233,997	$32,751,387	$36,891,098	$58,357,730
Software	1,393,302	2,586,688	2,800,158	5,268,740
Reimbursable expenses	1,033,485	2,172,049	1,693,678	3,527,647
Total revenue	21,660,784	37,510,124	41,384,934	67,154,117

Cost of revenue
Project personnel costs	11,626,782	19,455,802	22,547,278	35,721,392
Software costs	1,198,393	2,137,582	2,377,933	4,425,626
Reimbursable expenses	1,033,485	2,172,049	1,693,678	3,527,647
Other project related expenses	519,010	566,983	762,683	1,014,126
Total cost of revenue	14,377,670	24,332,416	27,381,572	44,688,791
Gross margin	7,283,114	13,177,708	14,003,362	22,465,326

Selling, general and administrative	4,090,638	8,236,838	7,824,821	13,874,786
EBITDA[1]	3,192,476	4,940,870	6,178,541	8,590,540

Depreciation	132,885	215,393	310,221	383,110
Amortization of intangibles	303,763	698,657	580,639	1,123,548
Income from operations	2,755,828	4,026,820	5,287,681	7,083,882
Interest income	6,256	29,497	7,919	31,093
Interest expense	(121,264)	(161,910)	(233,768)	(246,170)
Other	9,292	5,557	8,129	64,717
Income before income taxes	2,650,112	3,899,964	5,069,961	6,933,522
Provision for income taxes	1,023,301	1,644,951	1,954,847	2,973,866
Net income	$1,626,811	$2,255,013	$3,115,114	$3,959,656

Basic net income per share	$0.08	$0.09	$0.15	$0.17

Diluted net income per share	$0.07	$0.08	$0.13	$0.15
Shares used in computing basic
net income per share	21,529,502	24,418,305	21,345,581	23,977,919
Shares used in computing diluted
net income per share	24,794,723	27,227,450	24,799,587	26,705,422

Reconciliation of GAAP diluted net income per share to CEPS[2]:
Net income	$1,626,811	$2,255,013	$3,115,114	$3,959,656
Amortization of intangibles	303,763	698,657	580,639	1,123,548
Stock compensation	59,157	745,448	118,314	1,469,518
Related tax effect	(140,136)	(451,538)	(269,498)	(754,460)
Adjusted net income for CEPS	$1,849,595	$3,247,580	$3,544,569	$5,798,262
CEPS[2]	$0.07	$0.12	$0.14	$0.22

Reconciliation of net income to EBITDA[1]:
Net income	$1,626,811	$2,255,013	$3,115,114	$3,959,656
Provision for income taxes	1,023,301	1,644,951	1,954,847	2,973,866
Other	(9,292)	(5,557)	(8,129)	(64,717)
Interest expense	121,264	161,910	233,768	246,170
Interest income	(6,256)	(29,497)	(7,919)	(31,093)
Amortization of intangibles	303,763	698,657	580,639	1,123,548
Depreciation	132,885	215,393	310,221	383,110
EBITDA[1]	$3,192,476	$4,940,870	$6,178,541	$8,590,540

1 EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies. EBITDA is defined as earnings before interest, taxes, other income, depreciation and amortization, with net income being the most comparable GAAP financial measure.

2 Cash earnings per share (CEPS) on a fully diluted basis is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation divided by shares used in computing diluted net income per share.

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2005	2006
ASSETS	(unaudited)
Current assets:
Cash	$5,096,409	$1,595,470
Accounts receivable, net	23,250,679	33,867,428
Other current assets	2,416,782	1,752,614
Total current assets	30,763,870	37,215,512
Net property and equipment	960,136	1,344,497
Net Goodwill	46,263,346	63,866,917
Net intangible assets	5,768,479	9,752,610
Other noncurrent assets	1,179,070	1,026,441
Total assets	$84,934,901	$113,205,977

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,773,614	$2,746,630
Current portion of long term debt	1,337,514	1,385,242
Other current liabilities	8,330,809	13,469,308
Current portion of notes payable to related parties	243,847	-
Total current liabilities	13,685,784	17,601,180
Long term debt, net of current portion	5,338,501	6,633,739
Long term deferred taxes	-	1,544,411
Total liabilities	19,024,285	25,779,330

Stockholders' equity:
Common stock	23,295	25,010
Additional paid-in capital	115,120,099	132,681,610
Accumulated other comprehensive loss	(87,496)	(94,347)
Accumulated deficit	(49,145,282)	(45,185,626)
Total stockholders' equity	65,910,616	87,426,647
Total liabilities and stockholders' equity	$84,934,901	$113,205,977